                                 EXHIBIT 23.1

                                                                    EXHIBIT 23.1

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 13, 1998 and September 18, 1998 included in Level One Communications, Incorporated's Form 10-K for the year ended December 28, 1997 and the Form 8-K/A filed on July 17, 1998, amended on September 21, 1998 and amended on October 6, 1998, respectively, and to all references to our Firm included in this registration statement.


Sacramento, California
October 2, 1998


                                         Arthur Andersen LLP



                                         BY: /s/ Arthur Andersen LLP